Exhibit 99.1

PRESS RELEASE

International Smart Sourcing, Inc. Announces
Execution of Agreement to Sell Its Three Wholly Owned Subsidiaries
Upon the Approval of the Shareholders of the Company

Farmingdale, NY, May 9, 2006 – International Smart Sourcing, Inc. (OTCBB: ISSG), announced today that it signed an agreement to sell the shares of its three wholly owned subsidiaries, Electronic Hardware Corp., Smart Sourcing, Inc. and Compact Disc Packaging Corp., to ISSI Holdings LLC in exchange for the sum of $50,000 paid upon the execution of the stock purchase agreement, the sum of $1,450,000 payable upon the closing of the transaction, 7,925,000 shares of International Smart Sourcing, Inc., and other consideration.  ISSI Holdings LLC is owned in part and/or managed, by David Kassel, Harry Goodman, Andrew Franzone, David Hale, Steve Sgammato, and Mark Mandel who are officers, directors, stockholders, and/or consultants of the Company.  The sale is subject to the approval of the shareholders of International Smart Sourcing, Inc. at the annual meeting of shareholders to be held on June 21, 2006.

David Hale, Chairman of the Board of Directors, President and Acting Chief Financial Officer of the Company, commented, “We believe that it is in the best interest of the Company to sell the current subsidiaries and acquire businesses that will create greater opportunities for future growth.  We look forward to the new opportunities that will be afforded the Company as a result of this sale.”

          Additional Information About the Transaction and Where to Find It

          International Smart Sourcing, Inc. filed a preliminary proxy statement in connection with the proposed transaction on May 8, 2006.  The proposed transaction will be submitted to the stockholders of International Smart Sourcing, Inc. for approval at the annual meeting of stockholders on June 21, 2006.  The proxy statement materials and other relevant materials, and the executed Stock Purchase Agreement, may be obtained free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by International Smart Sourcing, Inc. by written request directed to: David Hale, International Smart Sourcing, Inc., 320 Broad Hollow Road, Farmingdale, New York 11735

          STOCKHOLDERS OF INTERNATIONAL SMART SOURCING, INC. ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

          Stockholders are urged to read the proxy statement and other relevant materials before making any voting or investment decisions with respect to the proposed transaction.  The officers and directors of the Company have interests in the proposed transaction, some of which differ from, and are in addition to, those of the Company’s stockholders generally. In addition, the Company and its officers and directors may be participating or may be deemed to be participating in the solicitation of consents from the stockholders of the Company in connection with the proposed transaction.  Information about the officers and directors of the Company, their relationship with the Company and their beneficial ownership of securities of the Company will be set forth in the proxy statement materials filed with the Securities and Exchange Commission. Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its officers and directors in the proposed transaction by reading the proxy statement materials relating to the transaction.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such statements are subject to risks and uncertainties, which could cause actual results to vary materially from those indicated. Actual results could differ due to a number of factors, including negative developments relating to unforeseen order cancellations or push outs, the company’s strategic relationships, the impact of intense competition and changes in our industry.

Company Contact:
David Hale, Chairman of the Board of Directors,
President, and Acting Chief Financial Officer
Phone: (631) 293-4796
dave@smart-sourcing.com